Exhibit 99.1

Rose Rock Midstream Announces Pricing of Initial Public Offering

Tulsa, OK – December 8, 2011 -Rose Rock Midstream, L.P. (“Rose Rock Midstream”) announced today the pricing of its previously announced initial public offering of 7,000,000 of its common units representing limited partner interests at $20 per unit. Rose Rock Midstream has granted the underwriters a 30-day option to purchase up to an additional 1,050,000 common units to cover over-allotments, if any. The common units will begin trading on the New York Stock Exchange on December 9, 2011 under the symbol “RRMS.” The offering is expected to close on or about December 14, 2011, subject to customary closing conditions.

The common units offered to the public will represent an approximate 40.9% limited partner interest in Rose Rock Midstream, or an approximate 47.0% limited partner interest if the underwriters exercise their over-allotment option in full. SemGroup Corporation will indirectly own the remaining equity interests in Rose Rock Midstream, including the general partner interest and the related incentive distribution rights.

Barclays Capital, Citigroup and Deutsche Bank Securities are acting as joint book-running managers for the offering. In addition, UBS Investment Bank is acting as senior co-manager and Baird, BNP PARIBAS, BOSC, Inc., Credit Agricole CIB, Natixis, RBS, and Scotia Capital are acting as co-managers for the offering.

This offering of common units is being made only by means of a prospectus, copies of which may be obtained from:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Barclaysprospectus@broadridge.com

(888) 603-5847

Citigroup

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, New York 11220

batprospectusdept@citi.com

(800) 831-9146

Deutsche Bank Securities

Prospectus Department Harborside Financial Center

100 Plaza One

Jersey City, New Jersey 07311

prospectus.cpdg@db.com

(800) 503-4611

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state or jurisdiction.

About Rose Rock Midstream

Rose Rock Midstream, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership recently formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements”. All statements, other than statements of historical fact, included in this press release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the factors discussed in the prospectus for this offering that has been filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote, consent or approval. No tender offer for the shares of SemGroup Corporation (“SemGroup”) has commenced at this time. If a tender offer is commenced, SemGroup may file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by SemGroup that is required to be mailed to stockholders will be mailed to stockholders of SemGroup. In addition, SemGroup may file a proxy statement and other documents with the SEC. Any definitive proxy statement will be mailed to stockholders of SemGroup. INVESTORS AND SECURITY HOLDERS OF SEMGROUP ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SemGroup through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

SemGroup and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC in any future solicitation of proxies or consents from SemGroup’s stockholders in respect of the matters discussed herein. Security holders may obtain information regarding the names, affiliations and interests of SemGroup’s directors and executive officers in SemGroup’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 21, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation or consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in future filings with the SEC.

Contacts:

Investor Relations:

Alisa Perkins

918-524-7711

roserockir@rrmidstream.com

Media:

Liz Barclay

918-524-8158

lbarclay@rrmidstream.com